UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2025

QUAINT OAK BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-52694	35-2293957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Knowles Avenue, Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 364-4059

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)         Not applicable.

(b), (c) and (d) At a meeting held on February 12, 2025, the Board of Directors (the “Board”) of Quaint Oak Bancorp, Inc. (the “Company”) elected William R. Gonzalez, 41, to the position of President of the Company, effective February 12, 2025 and as a member of the Company’s Board to the class of directors whose terms expire in 2026. Mr. Gonzalez also serves as President of Quaint Oak Bank, the Company’s wholly-owned subsidiary since May 2024 and a Director of Quaint Oak Bank since September 2024. Mr. Gonzalez serves as Chief Operating Officer of Quaint Oak Bank since January 2023. Previously, Mr. Gonzalez served as Executive Vice President of Quaint Oak Bank from May 2020 through December 2023. Mr. Gonzalez has served as President and Chief Executive Officer of QOB Properties, LLC since May 2014. Mr. Gonzalez served as President and Chief Executive Officer of Quaint Oak Real Estate, LLC and Quaint Oak Abstract, LLC from July 2009 through May 2019. Mr. Gonzalez served as President and Chief Executive Officer of Quaint Oak Mortgage, LLC from May 2013 through May 2019.

Robert T. Strong will continue to serve as Chief Executive Officer of the Company and Quaint Oak Bank and will continue his service on the Board. Mr. Strong has served as President and Chief Executive Officer of Quaint Oak Bancorp and Quaint Oak Bank since March 2007 and June 2001, respectively

(e)        The Company and the Bank entered into amended and restated employment agreements with Messrs. Robert T. Strong, William R. Gonzalez and John J. Augustine and an employment agreement with Ms. Aimee K. Ott, dated as of February 12, 2025 (collectively, the “Employment Agreements”). The Employment Agreements have a three-year term which is automatically extended each year for a successive additional one-year period, unless either party gives written notice not less than thirty (30) days nor more than ninety (90) days prior to the annual anniversary date, not to extend the employment term.

The Employment Agreements provide for a minimum base salary of $376,000, $265,000, $265,000 and $213,000 to be paid to Messrs. Strong, Gonzalez and Augustine and Ms. Ott, respectively, which may be increased from time to time by the Board of Directors. Messrs. Strong, Gonzalez and Augustine and Ms. Ott are also eligible for a bonus in such amount as determined by the Board of Directors at its discretion. The agreements also provide that Messrs. Strong, Gonzalez and Augustine and Ms. Ott may participate in employee benefit plans, shall be reimbursed for expenses incurred in performing their duties and shall be entitled to unlimited paid time off as approved by the Board of Directors. The Employment Agreements include non-disclosure provisions, a non-compete period of one year following the executive’s termination of employment and a non-solicitation period of three years following his or her termination of employment.

The Employment Agreements are terminable with or without cause by the Company and the Bank. The executives have no right to compensation or other benefits pursuant to the Employment Agreements for any period after termination by the Company and the Bank for cause, as defined in the agreements. In the event that the Employment Agreements are terminated by the Company and the Bank other than for cause or by the executive as a result of certain adverse actions which are taken with respect to his or her employment following a change in control, as defined, then the executive will be entitled to a lump sum cash severance amount equal to 2.99 times his or her average annual compensation for the last three calendar years, subject to reduction pursuant to Section 280G of the Internal Revenue Code (the “Code”), as set forth below.

A change in control is generally defined in the Employment Agreements to mean a change in the ownership or effective control of the Company or the Bank or a change in the ownership of a substantial portion of the assets of the Company or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

The Employment Agreements provide that, in the event any of the payments to be made thereunder are deemed to constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments and benefits shall be reduced by the minimum necessary to result in the payments not exceeding three times the executive’s average annual compensation from the Company and the Bank that was includable in the executive’s gross income during the most recent five taxable years ending prior to the year in which the change in control occurs. As a result, the severance payment in the event of a change in control will not be subject to a 20% excise tax, and the Company and the Bank will be able to deduct such payment as compensation expense for federal income tax purposes, subject to any limits imposed by Section 162(m) of the Code.

In the event that prior to a change in control an executive’s Employment Agreement is terminated by the Company and the Bank other than for cause or the executive’s death or disability, or by the executive for “good reason,” as defined, then the Company and the Bank will pay the executive a lump sum cash severance payment equal to three times the executive’s current base salary within 30 days following his or her termination. Upon the executive’s death or disability, the Company and the Bank shall pay the executive or his or her estate or legal representative, a lump sum cash severance payment equal to one times the executive’s current base salary within 30 days following his or her termination, plus a lump sum equal to the prorated portion of the bonus that would have been paid if he or she had remained employed for the full calendar year, based upon the portion of the year that the executive was able to perform his or her duties prior to his or her death or disability.

The foregoing description is qualified in its entirety by reference to the Employment Agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference thereto.

Item 9.01         Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is included with this Report:

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement among Quaint Oak Bancorp, Inc., Quaint Oak Bank and Robert T. Strong
10.2	Amended and Restated Employment Agreement among Quaint Oak Bancorp, Inc., Quaint Oak Bank and John J. Augustine
10.3	Amended and Restated Employment Agreement among Quaint Oak Bancorp, Inc., Quaint Oak Bank and William R. Gonzalez
10.4	Employment Agreement among Quaint Oak Bancorp, Inc., Quaint Oak Bank and Aimee K. Ott
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUAINT OAK BANCORP, INC.

Date: February 18, 2025	By:	/s/ John J. Augustine
John J. Augustine
Executive Vice President and Chief Financial Officer

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